Joint Filer Information

Name of Joint Filer:                  Hicks, Muse GP Partners IV, L.P.,

Address of Joint Filer:               c/o Hicks, Muse, Tate & Furst Incorporated
                                      200 Crescent Court, Suite 1600
                                      Dallas, Texas 75201

Designated Filer:                     HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement:    August 1, 2013

Issuer Name and Ticker Symbol:        LIN Media LLC (NYSE: LIN)

Signature:                            Hicks, Muse GP Partners IV, L.P.

                                      By: Hicks, Muse Fund IV, LLC, its general partner

                                      By:   /s/ William G. Neisel
                                            ------------------------------------------
                                            William G. Neisel
                                            Treasurer

Joint Filer Information

Name of Joint Filer:                  Hicks, Muse Fund IV, LLC

Address of Joint Filer:               c/o Hicks, Muse, Tate & Furst Incorporated
                                      200 Crescent Court, Suite 1600
                                      Dallas, Texas 75201

Designated Filer:                     HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement:    August 1, 2013

Issuer Name and Ticker Symbol:        LIN Media LLC (NYSE: LIN)

Signature:                            HICKS, MUSE FUND IV, LLC

                                      By:  /s/ William G. Neisel
                                           ------------------------------------------
                                           William G. Neisel
                                           Treasurer